Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH
A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	SAN FRANCISCO OFFICE 44 MONTGOMERY STREET, SUITE 2950 SAN FRANCISCO, CALIFORNIA 94104 TELEPHONE (415) 283-2240 FACSIMILE (415) 283-2255
SANTA BARBARA OFFICE 302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101 TELEPHONE (805) 564-0065 FACSIMILE (805) 564-1044

February 5, 2007

DynTek, Inc.
19700 Fairchild Road, Suite 230
Irvine, California 92612

Re:          DynTek, Inc., Registration Statement on Form S-1 – Registration No. 333-135056

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File No. 333-135056) filed by DynTek, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, on June 15, 2006 (as amended on August 8 and December 11, 2006, and on February 5, 2007 and as may be further amended or supplemented, the “Registration Statement”) in connection with the offering from time to time by certain security holders of the Company of 115,965,615 shares of the Company’s Common Stock (the “Selling Stockholder Shares”).

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Selling Stockholder Shares.

Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the prospectus which is a part of the Registration Statement (the “Prospectus”), will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth